                                                                     EXHIBIT 4.4




                              William E. Macaulay
                                  7 Hill Road
                              Greenwich, CT 06830


                                        January 29, 1997



Board of Directors
Weatherford Enterra, Inc.
1360 Post Oak Blvd., Suite 1360
Houston TX 77056
Attn.:  Corporate Secretary

         RE:  AGREEMENT DATED AS OF JUNE 23, 1995

Gentlemen:

         Section 4.2(iii) of the Agreement dated as of June 23, 1995 among Weatherford International Incorporated ("Weatherford"), American Gas & Oil Investors, AMGO II, AMGO III, First Reserve Secured Energy Assets Fund, L.P., First Reserve Fund V, L. P., First Reserve Fund V-2, L.P. and First Reserve Fund VI, L.P. (collectively, the "First Reserve Funds") and First Reserve Corporation ("FRC", the First Reserve Funds and FRC called the "FRC Group"), a copy of which is attached hereto and made a part hereof for all purposes (the "Agreement"), provides that members of the FRC Group may distribute Weatherford Voting Securities (as defined in the Agreement) to any partner of a First Reserve Fund; provided that any distributee that is a member of the FRC Group has signed the Agreement. Accordingly, I hereby agree to be made a party to the Agreement and to be bound by the terms of the Agreement.

                                        Very truly yours,

                                        /s/ William E. Macaulay

                                        William E. Macaulay

attachment (1)

                                  John A. Hill
                                  33 Avon Road
                             Bronxville, NY  10708


                                        January 29, 1997


Board of Directors
Weatherford Enterra, Inc.
1360 Post Oak Blvd., Suite 1360
Houston TX 77056
Attn.:  Corporate Secretary

         RE:  AGREEMENT DATED AS OF JUNE 23, 1995

Gentlemen:

         Section 4.2(iii) of the Agreement dated as of June 23, 1995 among Weatherford International Incorporated ("Weatherford"), American Gas & Oil Investors, AMGO II, AMGO III, First Reserve Secured Energy Assets Fund, L.P., First Reserve Fund V, L. P., First Reserve Fund V-2, L.P. and First Reserve Fund VI, L.P. (collectively, the "First Reserve Funds") and First Reserve Corporation ("FRC", the First Reserve Funds and FRC called the "FRC Group"), a copy of which is attached hereto and made a part hereof for all purposes (the "Agreement"), provides that members of the FRC Group may distribute Weatherford Voting Securities (as defined in the Agreement) to any partner of a First Reserve Fund; provided that any distributee that is a member of the FRC Group has signed the Agreement. Accordingly, I hereby agree to be made a party to the Agreement and to be bound by the terms of the Agreement.

                                        Very truly yours,

                                        /s/ John A. Hill

                                        John A. Hill

attachment (1)